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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of Lucent Technologies Inc. of our report, dated June 24, 1999, except for the seventh and eighth paragraphs of
Note 15, as to which the date is July 15, 1999 and July 19, 1999, respectively, relating to the consolidated financial statements and financial statement schedule ended at September 30, 1998 and 1997 and for each of the two years in the period ended September 30, 1998 and for the nine-month period ended September 30, 1996, which appears in Exhibit 99.1 to Lucent Technologies Inc. Current Report on Form 8-K dated August 2, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.







                                                 /s/ PRICEWATERHOUSECOOPERS LLP
                                                 ------------------------------
                                                 PRICEWATERHOUSECOOPERS LLP


New York, New York
October 12, 1999